THE E.W. SCRIPPS COMPANY LENDER PRESENTATION NOVEMBER 13, 2018

THE E.W. SCRIPPS COMPANY DISCLAIMER Forward-Looking Statements Certain statements in this communication may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not historical in nature and which may be identified by the use of words like “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions, are forward-looking statements. These forward-looking statements are based on management's current expectations, and are subject to certain risks, trends and uncertainties, including changes in advertising demand and other economic conditions that could cause actual results to differ materially from the expectations expressed in such forward-looking statements. Such forward-looking statements are made as of the date of this communication and should be evaluated with the understanding of their inherent uncertainty. A detailed discussion of principal risks and uncertainties which may cause actual results and events to differ materially from such forward-looking statements is included in the company’s Form 10-K on file with the SEC in the section titled “Risk Factors.” The company undertakes no obligation to publicly update any forward-looking statements to reflect events or circumstances after the date the statement is made. 2

TRANSACTION OVERVIEW

TRANSACTION OVERVIEW Transaction Overview o On October 29, 2018, The E.W. Scripps Company (“Scripps” or the “Company”) announced that it is acquiring 15 television stations in 10 markets from Cordillera Communications (“Cordillera”) for $521 million o Transaction excludes Cordillera’s Tucson, AZ station, which is an overlap market o Scripps expects the transaction to close during the first quarter of 2019, subject to customary closing conditions and required regulatory approvals o The company anticipates total leverage ratio of ~4.8x at closing, including estimated synergies o Scripps intends to finance the acquisition through the issuance of a $525 million 7-year Incremental Senior Secured Term Loan B (“Incremental TLB”) and cash on hand o The Company is able to meet all relevant incremental and acquisition ratios in the existing credit agreement at Closing but is seeking an amendment to ensure funds certain for the transaction th th o The Company requests consents by November 16 , with closing of the amendment expected on November 20 4

SCRIPPS + CORDILLERA The Cordillera Portfolio Enhances Our “Smart Scale” Highlights o Cordillera operates high quality stations (9 out of the 10 acquired markets are #1 and one market is #2) o All stations are affiliated with Big 3 Networks – NBC, CBS and ABC (no FOX) in attractive mid-sized markets o Adds quality and scale to Scripps’ existing portfolio o The only significant overlapping market (Tucson, AZ) is not being acquired o Pro forma Scripps will have 51 stations in 36 markets and will reach 20.7 percent of households o Scripps will have the #1 rated TV station in 11 of its 36 markets (31%), enhancing the durability of our Local Media revenue E.W. Scripps Cordillera o Scripps will operate two stations in seven markets, including two high/low power Big Four affiliates, efficiently enhancing depth and durability Combined Portfolio of 51 Stations in 36 Markets 5 Source: BIA Investing in Television Market Report 2018, 2nd Edition Note: E.W. Scripps is acquiring Cordillera’s #1 ranked station in Colorado Springs, CO, where it overlaps with its existing #13 station

CORDILLERA COMMUNICATIONS

Cordillera Operates High Quality Stations

Overview

- Cordillera, a wholly owned subsidiary of Evening Post Industries ("EPI"), is a leading independent, private owner of 16 high quality TV stations in 11 geographically diverse mid-sized markets
  - 10 out of the 11 markets are being acquired
- Cordillera was founded in 1986 to manage EPI's broadcasting assets, and now serves over 2.3MM households
- Cordillera operates in geographically diverse medium to small-sized markets, ranging from DMA 63 to 205
- Stations are primarily affiliated with the "Big Three" networks ABC, CBS, and NBC, and Cordillera has the #1 ranked station in 9 out of the 10 markets (#2 in the 10th market) being acquired
- Attractive programming and superior local news resulting in leading household revenue shares and top rankings
- Strong operating margins

Station Overview

DMA	% of U.S. TV HH	Market	Affiliate	Ad Revenue Rank #
63	0.4%	Lexington, KY	NBC	1
65	0.4%	Tucson, AZ	NBC	1
87	0.3%	Colorado Springs, CO	NBC	1
121	0.2%	Lafayette, LA	abc	1
123	0.2%	San Luis Obispo, CA	NBC	1
128	0.2%	Corpus Christi, TX	NBC	2 3
164	0.1%	Missoula, MT		1 6
167	0.1%	Billings, MT		1
185	0.1%	Butte, MT		1 6
192	0.1%	Great Falls, MT	NBC	1 6
205	0.0%	Helena, MT	NBC	1 5
Total	2.1%	Markets: 11		
Acquired	1.6%	Markets: 10		

Not being acquired by Scripps

Source: BIA Investing in Television Market Report 2018, 2nd Edition and August 2018 Cordillera CIM
Note: Household reach percentages represent gross figures and do not take into account UHF discount

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CORDILLERA COMMUNICATIONS Cordillera’s Highly Ranked Stations Take Scripps Into Montana, Kentucky and Louisiana Missoula, Billings, Butte-Bozeman, Great Falls, Helena, Montana DMA No. 164, 167, 185, 192, 205 KPAX/KAJJ, KTVQ, KXLF/KBZK, KRTV, KTGF, KTVH, KXLH Lexington, Kentucky DMA No. 63 WLEX Colorado Springs- Pueblo, Colorado DMA No. 87 KOAA Lafayette, Louisiana DMA No. 121 KATC Santa Barbara-San Luis Obispo, California DMA No. 123 Corpus Christi, Texas DMA No. 128 KSBY KRIS KAJA 37

TRITON ACQUISITION

Overview of Triton Acquisition

Transaction Highlights

- Purchase Price: $150 million
- Structure: 100% equity purchase
- Financing: Cash on hand
- Deal Multiples: ~3.7x Revenue and ~9x EBITDA
- Financial Projections: Immediately accretive to margins
- Management: Existing team will continue to lead Triton

Select Customers

pandora, Spotify, ESPN, Disney, abc, Entercom, iHeart RADIO, Univision, npr, RADIO ONE, CUMULUS, SOUNDCLOUD, DEEZER, Bloomberg, ONE MEDIA SALES, Slacker RADIO, karnaval.com, REACH MEDIA, dax, SALEM MEDIA GROUP, SOCIEDAD NACIONAL DE RADIO Y TELEVISION

Overview

- Global leader in digital audio measurement and infrastructure technology
- Founded in 2006 and currently owned by private equity firm Vector Capital
- Operates a B2B revenue model and charges audio publishers fees to:
  - Convert content into digital stream
  - Insert digital ads into those streams
  - Measure the listener base to help them sell advertising

Financials

- 2018 revenue is projected to be ~$40 million with EBITDA projected in the mid-teens millions
- 2019 revenue is projected to grow in the low to mid teens percent range over 2018
- EBITDA margins are expected to be in the 30-40% range, strongly contributing to the National Media division's profitability and margin expansion
- The National Media division, pro forma for Triton, is expected to generate at least $500 million in revenue in 2021

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KEY CREDIT HIGHLIGHTS Scripps Credit Highlights 1 Portfolio of local and national television / digital media brands provides diversified revenue streams 2 Leading television stations in large, NFL-sized markets (leverage with networks and cable / satellite operators) 3 Growth of retransmission revenue providing additional opportunities to improve margins 4 One of the strongest TV footprints for political advertising 5 National media brands are rapidly gaining scale and attracting large audiences 6 Seasoned management team with extensive industry experience 7 Prudently managed balance sheet and strong free cash flow generation over a two-year cycle 9

SUMMARY FINANCIALS Financial Update & Recent Events Financial Update Recent Events o Q3 2018 Results Compared to Prior Year o Triton Digital Acquisition Local Media Revenue: Up 23% o o On October 17, announced the acquisition of Triton o Retransmission Revenue: Up 24% o Surging Political Revenue o National Media Revenue: ~$72mm o On November 9, reported 2018 political revenue totaled Share $140mm (86% higher than 2014) o Q4 2018 Outlook repurchase 24%Gray Asset Acquisitions o Local Media Revenue: Up mid to high 30% range o o Retransmission Revenue: Consistent with Q3 2018 o Agreed to acquire two ABC affiliates in Florida and Texas for o National Media Revenue: Low to mid $70mm range $55mm National media o Radio Divestitures acquisitions 20% o In August, reached an agreement to sell the last group of 19 radio stations in 4 markets to Summit Media for $47mm 10

AMENDMENT OVERVIEW

AMENDMENT OVERVIEW Pro Forma Capitalization ($ in Millions) E.W. Scripps Cordillera Acquisition Standalone At Signing (9/30/18) 3 As of Pro Forma 9/30/18 xEBITDA 1 9/30/18 xEBITDA 1 2 Cash and Equivalents $272 $70 $125MM Revolver due Apr-22 – 0.0x – 0.0x $300MM Term Loan B due Oct-24 297 1.8x 297 1.3x Incremental Term Loan B – 1.8x 525 3.5x Capital Lease Obligations & LOC 4 1.8x 4 3.5x Total Senior Secured Debt $301 1.8x $826 3.5x Net Sr. Secured Debt $29 0.2x $756 3.2x $400MM 5.125% Senior Unsecured Notes due May-25 400 4.2x 400 5.2x Total Debt $701 4.2x $1,226 5.2x Net Total Debt $429 2.6x $1,156 4.9x (1) Based on Covenant 9/30/18 L8QA Adj. EBITDA of: $165 $237 (2) Reflects cash balance as of 11/6/18 (3) Pro Forma for radio sale and Waco/Tallahassee, Triton, and Cordillera acquisitions 12

AMENDMENT OVERVIEW Summary of Key Terms Amendment of Existing Senior Secured Credit Facilities Borrower: The E.W. Scripps Company (the “Company” or the “Borrower”) Guarantors: All existing and future direct and indirect material domestic subsidiaries of the Borrower Security: First priority security interest in and lien on all material personal property and assets of the Loan Party (to include Target assets acquired) $422 million existing Senior Secured Credit Facilities consisting of: Facility: . Term Loan B: $297 million . Revolver: $125 million Revolver vote only: . Financial Covenant: Increase Secured Net Leverage to 4.50x (with step-down 18 months from closing to 4.25x) and remove Total Net Leverage Ratio Revolver and Term Loan B vote: “Required Lender” . Waiver to permit incurrence of the Incremental Term Loan B on customary Limited Condition Acquisition (LCA) terms Amendments/Waivers: . Waiver to permit acquisition (current net secured and total net leverage ratio tests of 3.50x and 5.25x) . Amend Consolidated EBITDA definition to increase synergies cap to 15% achieved over 12 months . Add customary LCA provisions, customary Permitted Escrow Debt terms and changes in the LSTA model provisions . Term Loan B: October 2, 2024 Maturity: . Revolver: April 27, 2022 TLB Amortization: 1.00% per annum, paid quarterly Ratings: CFR: Ba3/BB-; Facility: Baa3/BB+ (1 Recovery Rating) on watch for downgrade 13

AMENDMENT OVERVIEW Anticipated Transaction Timeline November 2018 Sun Mon Tue Wed Thu Fri Sat 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 29 30 Holiday Key Date Key Dates: Event: November 13th Lender Call November 16th Amendment Consents Due November 20th Close Amendment 14